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                                                                    EXHIBIT 99.2

                            OASIS RESIDENTIAL, INC.
                       FORM OF PROXY FOR SPECIAL MEETING
                       TO BE HELD ON ______________, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OASIS RESIDENTIAL, INC.

The undersigned, a stockholder of Oasis Residential, Inc., a Nevada corporation, hereby appoints Peter L. Rhein, Scott S. Ingraham, and each of them (with full power to act without the other), the attorneys and proxies of the undersigned, with full powers of substitution, to attend the Special Meeting of Stockholders of said company to be held at _________ and at any adjournment or adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present with respect to the matters set forth in the Join Proxy Statement/Prospectus.

        THE BOARD OF DIRECTORS OF OASIS RESIDENTIAL RECOMMENDS A VOTE
                          FOR PROPOSALS 1, 2 AND 3.

This Proxy will be voted as you specify above. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                                  SEE REVERSE
                                      SIDE
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Please mark your votes as in this
example using dark ink only: [X]

 1.    Approval of the Agreement and                FOR                  AGAINST                ABSTAIN
       Plan of Merger, Dated
       December 16, 1998, by and among              [ ]                    [ ]                    [ ]
       Camden Property Trust, Camden
       Subsidiary II, Inc. and Oasis
       Residential, Inc., as amended

 2.    The postponement or adjournment              FOR                  AGAINST                ABSTAIN
       of the meeting for the
       solicitation of additional votes.            [ ]                    [ ]                    [ ]

 3.    In their discretion, on such                 FOR                  AGAINST                ABSTAIN
       other matters as may properly
       come before the meeting or any               [ ]                    [ ]                    [ ]
       adjournment thereof

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                                       This proxy when properly executed will be
                                       voted in the manner directed herein by
                                       the undersigned shareholder.  If no
                                       direction is made, this proxy will be
                                       voted FOR Proposals 1, 2 and 3.

                                       -----------------------------------------
                                       Signature


                                       Dated:_______________________, 1998


                                       NOTE: (Please sign exactly as your name
                                       or names appear.  If more than one name
                                       appears, all persons so designated should sign. For joint accounts, each joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should so indicate when signing).